BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/16/2022

Work Order Item Number:	W2022061601863 - 2196326
Filing Number:	20222404086
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	06/16/2022 17:05:26 PM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E24040872022-8 **Entity Name:** DGLY Subsidiary Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
AT, INC
3770 HOWARD HUGHES PKWY STE 200, Las Vegas, NV 89169, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/16/2022

Work Order Item Number:	W2022061601863 - 2196327
Filing Number:	20222404088
Filing Type:	Initial List
Filing Date/Time:	06/16/2022 17:05:27 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E24040872022-8
Entity Name: DGLY Subsidiary Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
AT, INC
3770 HOWARD HUGHES PKWY STE 200, Las Vegas, NV 89169, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E24040872022-8
Barbara K. Cegavske	Filing Number 20222404086
Secretary of State	Filed On 06/16/2022 17:05:26 PM
State Of Nevada	Number of Pages 5

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

DGLY Subsidiary Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

AT, INC
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
3770 HOWARD HUGHES PKWY STE 200	Las Vegas	Nevada	89169

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X AT, INC 06/16/2022
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity **Date**

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

#	Name	Address	City	State	Zip Code
1)	Stanton E. Ross	14001 Marshall Drive	Lenexa	KS	66215
2)	Leroy E. Richie	14001 Marshall Drive	Lenexa	KS	66215
3)	Daniel F. Hutchins	14001 Marshall Drive	Lenexa	KS	66215
4)	Michael J. Caulfield 1	14001 Marshall Drive	Lenexa	KS	66215
5)	Christian J. Hoffmann, III	14001 Marshall Drive	Lenexa	KS	66215

	6) **Thomas J. Heckman** Name **14001 Marshall Drive** — Address; **Lenexa** — City; **KS** — State; **66215** — Zip Code
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	**This corporation is formed for the transaction of any and all lawful businesses and activities for which corporations may be incorporated under the laws of the State of Nevada, as they may be amended from time to time.**
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 100000000.0 Par value: $ 0.0010000000 Number of preferred shares with Par value: 10000000.0 Par value: $ 0.0010000000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Jeffrey F. Barr — Country: United States Address: 3770 Howard Hughes Parkway, Suite 200 — City: Las Vegas — State: NV — Zip/Postal Code: 89169 X Jeffrey F. Barr (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number
E24040872022-8
Filing Number
20222404086
Filed On
06/16/2022 17:05:26 PM
Number of Pages
5

Additional Articles of Incorpora

of DGLY Subsidiary Inc.

ARTICLE X

The business and affairs of the corporation shall be conducted by a Board of Directors of not less than one (1) nor more than ten (10) members. The directors need not be stockholders; the directors shall be elected at the annual meeting of the stockholders, and they shall hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. The corporation, by amendment to its Bylaws, may, from time to time, increase or decrease the number of directors of the corporation.

ARTICLE XI

Authorized Shares: The aggregate number of shares of capital stock that the corporation will have authority to issue is one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be designated common stock, par value $0.001 per share (the "Common Stock") and ten million (10,000,000) shall be designated preferred stock, par value $0.001 per share (the "Preferred Stock"). The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. Each share of Common Stock shall be entitled to the same dividend and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid, shall never be assessable, or assessed to pay debts of this corporation. The Preferred Stock shall be blank check preferred stock.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series.

ARTICLE XII

The holders of any shares of the Common Stock of the corporation shall have no preemptive rights to purchase any shares of the stock of the corporation of any class now or hereafter authorized or any warrants or other instruments evidencing the right or option to purchase or otherwise acquire such shares, and, except as otherwise provided for in Article X above, such additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE XIII

The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation in accordance with the provisions of the Bylaws of the corporation. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE XIV

This corporation reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

DGLY Subsidiary Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E24040872022-8
Barbara K. Cegavske (signature)	Filing Number 20222404088
Secretary of State State Of Nevada	Filed On 06/16/2022 17:05:27 PM
	Number of Pages 2

- [x] Corporation
  - [ ] This corporation is publicly traded, the Central Index Key number is:
- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No - no additional form is required
- [ ] Yes - the "Charitable Solicitation Registration Statement" is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT:

Name	Country		
Stanton E. Ross	USA		
Address	**City**	**State**	**Zip/Postal Code**
14001 Marshall Drive	Lenexa	KS	66215

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
Thomas J. Heckman	USA		
Address	**City**	**State**	**Zip/Postal Code**
14001 Marshall Drive	Lenexa	KS	66215

CORPORATION, INDICATE THE TREASURER:

Name	Country		
Thomas J. Heckman	USA		
Address	**City**	**State**	**Zip/Postal Code**
14001 Marshall Drive	Lenexa	KS	66215

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X Jeffrey F. Barr

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
Incorporator	06/16/2022

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **DGLY Subsidiary Inc.** did, on 06/16/2022, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/16/2022.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202206162760118
You may verify this certificate online at http://www.nvsos.gov

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

DGLY Subsidiary Inc.

Nevada Business Identification # NV20222489894
Expiration Date: 06/30/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/16/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202206162760119
You may verify this certificate online at http://www.nvsos.gov